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                                                                     EXHIBIT 4-D

This instrument prepared by:
ROBERT L. STONE, Esquire
Clark, Partington, Hart, Larry,
  Bond, Stackhouse & Stone
125 W. Romana Street, Suite 800
Pensacola, Florida 32501
(904) 434-9200

STATE OF FLORIDA
COUNTY OF ESCAMBIA    MORTGAGE AND SECURITY AGREEMENT

    THIS MORTGAGE AND SECURITY AGREEMENT, dated the 25th day of April, 1994, from CUCOS INC., a Louisiana corporation, whose address is 110 Veterans Boulevard, Metairie, Louisiana 70002 (hereinafter the "Mortgagor"), to FIRST NATIONAL BANK OF COMMERCE, whose address is 210 Baronne Street, P.O. Box 60279, New Orleans, Louisiana 70160-0279 (hereinafter the "Mortgagee"), WITNESSETH:

SECTION 1.

1.01 PREMISES. Mortgagor, for and in consideration of the premises, as security for the Secured Indebtedness, as that term is hereinafter defined, and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby bargain, sell, convey and grant unto the Mortgagee, its successors and assigns, the following (hereinafter collectively the "Premises"):

A. REAL PROPERTY. That certain real property lying and being in Escambia County, Florida and being more particularly described as follows:

    A parcel of land in Government Lot 2, Section 30, Township 1 South, Range 30 West, Escambia County, Florida, described as follows: All of Lot 7 and the East 225.00 feet of Lot 6, according to Plat by O.M. Carter, dated September 20, 1943, and recorded in Deed Book 195, at Page 238, of the Public Records of said County.

B. IMPROVEMENTS. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Real Property, all building materials, plans, specifications, drawings and books and records pertaining to design or construction of any buildings, structures and improvements now or hereafter situated on the Real Property, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantles, air conditioning apparatus, refrigeration plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes which are or shall be attached to said buildings, structures or improvements, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Real Property and a part of the Premises as between the parties hereto and all persons claiming by, through or under them.

C. APPURTENANCES. All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, and passages, sewer rights, water rights and powers, minerals, flowers, shrubs, trees and other emblements now or hereafter located on the Real Property or under or above the same or any part or parcel thereof and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions and remainders, whatsoever, in any way belonging, relating or appertaining to the Real Property or Improvements or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor.

TO HAVE AND TO HOLD the same, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, to Mortgagee, its successors and assigns in fee simple forever.

1.02 PERMITTED ENCUMBRANCES. Mortgagor, for himself, his heirs, successors, assigns and legal representatives, covenants with Mortgagee, its successors and assigns, that: (i) Mortgagor is indefeasibly seized of the Premises in fee simple; that Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that the Premises and every part thereof is free from all encumbrances of every kind and character except for taxes assessed for the year of closing and those matters, if any, described on Exhibit "A" attached hereto and made a part hereof (the "Permitted Encumbrances"); that the Mortgagor will make such further assurances to perfect the fee simple title to the Premises in Mortgagee, its successors and assigns, as may reasonably be required; that the Mortgagor does hereby fully warrant the title to the Premises and every part thereof and will defend the same against the lawful claims of all persons whomsoever except for the Permitted Encumbrances; (ii) Mortgagor shall duly, promptly and fully perform, discharge, execute, effect, complete, comply with and abide by each and every of the stipulations, agreements, conditions and covenants of the Note and all other documents or instruments evidencing or securing the Secured Indebtedness, as those terms are hereinafter defined; (iii) the Premises and its use fully complies with all applicable building and zoning codes and other land use regulations, any applicable environmental laws or regulations, and any other applicable laws or regulations; (iv) no part of the Real Property has been artificially filled; and (v) Mortgagor has lawful access to the Premises from a public road.
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1.03 SECURED INDEBTEDNESS. This conveyance is intended to be and is a real property Mortgage and a "Security Agreement" governed by the laws of the State of Florida concerning mortgages and the Uniform Commercial Code as adopted in Florida, and is intended to secure the payment of the following (the "Secured Indebtedness"):

A. The existing indebtedness represented by that certain promissory note (the "Note") of date even herewith for the sum of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) made by the Mortgagor payable to the order of Mortgagee with interest from date until paid at the rate therein specified, the said principal and interest payable in the manner and upon the terms, provisions and conditions set forth in the Note, together with any and all renewals, extensions, modifications, consolidations and extensions thereof;

B. Such future or additional advances as may be made by Mortgagee at the option of Mortgagee to the Mortgagor, and also, the payment of any and all notes, liabilities, and obligations of the Mortgagor to Mortgagee, its successors or assigns, whether as maker, endorser, guarantor or otherwise, and whether such notes, liabilities or obligations, or any of them, be now in existence or accrue or arise hereafter, or be now owned or held by Mortgagee, or be acquired hereafter, it being the intent and purpose of the Mortgagor to secure, by the Mortgage, all notes, claims, demands, liabilities and obligations which Mortgagee, its successors or assigns, may have, hold or acquire at any time during the life of this Mortgage against the Mortgagor. Provided that, notwithstanding the foregoing, the total of all amounts secured hereby shall not exceed at any one time the sum of NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($900,000.00); and provided, further, that all such advances, notes, claims, demands or liabilities and obligations secured hereby be incurred or arise or come into existence either on or prior to the date of this Mortgage, or on or before twenty (20) years after the date of this Mortgage or within such lesser period of time as may hereafter be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such advances, notes, claims, demands or liabilities and obligations as against the rights of creditors or subsequent purchasers for a valuable consideration. The Mortgagor hereby waives, on behalf of himself and his successors and assigns, the right to file for record a notice limiting the maximum principal amount which may be secured by this Mortgage as provided for in Florida Statutes 697.04(1)(b); and

C. The compliance with all the covenants, agreements and stipulations of this Mortgage, the Note, and any and all documents or instruments evidencing, securing or otherwise executed in connection with the Secured Indebtedness.

SECTION 2.

Mortgagor further covenants and agrees as follows:

2.01 PAYMENT OF INDEBTEDNESS. To pay all and singular the principal and interest and other sums of money payable by virtue of the Secured Indebtedness, as in the Note, any instrument or instruments evidencing one or more future or additional advances, and/or this Mortgage provided, promptly on the days that the same respectively become due.

2.02 MAINTENANCE AND REPAIR. To keep perfect and unimpaired the security hereby given and to permit, commit or suffer no waste, impairment or deterioration of the Premises or any part thereof. Mortgagor shall comply with all restrictive covenants, statutes, ordinances and requirements of any governmental authority relating to the Premises, and shall not join in, consent to or initiate any change in such restrictive covenants, statutes, ordinances or requirements without the express written consent of Mortgagee.

2.03 TAXES, LIENS AND OTHER CHARGES. To pay all and singular the taxes, assessments, obligations and encumbrances of every nature now on the Premises or that hereafter may be levied, assessed or imposed thereon when due and payable according to law and before they become delinquent; and if the same not be promptly paid Mortgagee may, at any time either before or after delinquency, pay the same without waiving or affecting its right to foreclose this Mortgage or any other right hereunder and all sums so paid shall become a part of the Secured Indebtedness and at the option of Mortgagee, shall bear interest from the date of each such payment at the maximum rate allowed by law. Upon notification from Mortgagee, Mortgagor shall pay to Mortgagee, together with and in addition to the payments of principal and interest payable under the terms of the Note secured hereby, on installment paying dates in the Note, until said
Note is fully paid or until notification from Mortgagee to the contrary, an amount reasonably sufficient (as estimated by Mortgagee) to provide Mortgagee with funds to pay said taxes, assessments, insurance premiums, rents and other charges next due so that Mortgagee will have sufficient funds on hand to pay the same thirty (30) days before the date upon which they become past due. In no event shall Mortgagee be liable for any interest on any amount paid to it as herein required, and the money so received shall be held in a separate account, pending payment or application thereof as herein provided. As required by Mortgagee, Mortgagor shall furnish to Mortgagee, at least thirty (30) days before the date on which same will become past due, an official statement of the amount of said taxes, assessments, insurance premiums and rents next due, and Mortgagee shall pay said charges to the amount of the then unused credit therefor as and when they become severally due and payable. An official receipt therefor shall be conclusive evidence of such payment and the validity of such charges.

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2.04 INSURANCE. Mortgagor will keep the Premises insured against loss or damage by fire, flood and such other risks and matters including, without limitation, business interruption, rental loss, public liability and boiler insurance, as Mortgagee may from time to time require in amounts required by Mortgagee, not exceeding in the aggregate 100% of the full insurable value of the Premises and shall pay the premiums for such insurance as same become due and payable. All policies of insurance (the "Policies") shall be issued by an insurer acceptable to Mortgagee and shall contain the standard New York Mortgagee non-contribution provision naming Mortgagee as the person to which all payments made by such insurance company shall be paid. Mortgagor will assign and deliver the Policies to Mortgagee. Not later than thirty (30) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee evidence satisfactory to Mortgagee of the renewal of each of the Policies. If the Premises shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice thereof to Mortgagee. Sums paid to Mortgagee by any insurer may be retained and applied by Mortgagee toward payment of the Secured Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper or, at the discretion of Mortgagee, the same may be paid, either in whole or in part, to Mortgagor for such purposes as Mortgagee shall designate. If Mortgagee shall receive and retain such insurance money, the lien of this Mortgage shall be reduced only by the amount thereof received after expenses of collection and retained by Mortgagee and actually applied by Mortgagee in reduction of the Secured Indebtedness.

2.05 EXPENSES. To pay all and singular the costs, charges and expenses, including reasonable attorneys' fees and costs of abstracts of title, incurred or paid at any time by Mortgagee or its assigns in collecting or attempting to collect the Secured Indebtedness or in foreclosing or attempting to foreclose this Mortgage or in enforcing any of its rights hereunder or incurred or paid by it because of the failure on the part of the Mortgagor promptly and fully to perform the agreements and covenants of the instrument or instruments evidencing the Secured Indebtedness and this Mortgage; and said costs, charges and expenses shall be immediately due and payable and shall be secured by the lien of this Mortgage.

2.06 CONDEMNATION. Notwithstanding any taking of any property, herein conveyed and agreed to be conveyed, by eminent domain, alteration of the grade of any street or other injury to, or decrease in value of, the Premises by any public or quasi-public authority or corporation, Mortgagor shall continue to pay principal and interest on the Secured Indebtedness, and any reduction in the Secured Indebtedness resulting from the application by Mortgagee of any award or payment for such taking, alterations, injury or decrease in value of the Premises, as hereinafter set forth, shall be deemed to take effect only on the date of such receipt; and said award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee toward payment of the Secured Indebtedness, or be paid over, wholly or in part, to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade, or other injury to the Premises, or for any other purpose or object satisfactory to Mortgagee, but Mortgagee shall not be obligated to see to the application of any amount paid over to Mortgagor. If, prior to the receipt by Mortgagee of such award or payment, the Premises shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

2.07 REPAIRS BY MORTGAGEE. Mortgagee shall have the right from time to time to expend such sums as it shall deem necessary to keep the Premises in good condition and repair, and all sums so expended shall be added to and become a part of the Secured Indebtedness and shall bear interest and be payable as herein provided for the payment of Secured Indebtedness and interest and the lien of this Mortgage shall extend to and secure the same.

2.08 INDEMNIFICATION. Mortgagor shall protect, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation attorneys' fees and expenses) imposed upon or incurred by or asserted against Mortgagee by reason of (a) ownership of this Mortgage, the Premises or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; or (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. Any amounts payable to Mortgagee by reason of the application of this paragraph shall become part of the Secured Indebtedness and shall bear interest and be payable as herein provided for the payment of the Secured Indebtedness and interest and the lien of this Mortgage shall extend to and secure the same. The obligations of Mortgagor under this paragraph shall survive any termination or satisfaction of this Mortgage.

2.09 HAZARDOUS SUBSTANCES. Mortgagor shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances (hereinafter defined) on or in the Premises. Mortgagor shall not do, nor allow anyone else to do, anything affecting the Premises that is in violation of any Environmental Law (hereinafter defined). Mortgagor shall promptly give Mortgagee written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the

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Premises and any Hazardous Substance or Environmental Law of which Mortgagor has actual knowledge. If Mortgagor learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substance affecting the Premises is necessary, Mortgagor shall promptly take all necessary remedial actions in accordance with Environmental Law at Mortgagor's expense. As used in this paragraph, "Hazardous Substances" are those substances defined as toxic or hazardous substances by Environmental Law, and the following substances: (i) gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides and volatile solvents (other than such small quantities thereof as are generally recognized as being appropriate to normal use and to maintenance of the Premises), and (ii) materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph, "Environmental Law" means federal laws and laws of the jurisdiction where the Premises are located that relate to health, safety or environmental protection. To the maximum extent permitted by applicable law, Mortgagor shall indemnify Mortgagee and Mortgagee's successors, assigns, officers, directors, shareholders, employees, affiliates and agents (collectively, the "Indemnitees") against any and all liabilities, losses, damages or expenses suffered or incurred by Indemnitees as the result of Mortgagor's failure to observe or perform any of the provisions of this paragraph, as a result of the failure of Mortgagor or any other person to comply with any Environmental Law affecting the Premises or as a result of the presence, storage, disposal or treatment on the Premises of any Hazardous Substance. The indemnification obligations of Mortgagor under this paragraph shall survive payment or satisfaction of the Secured Indebtedness and any acquisition of the Premises by Mortgagee by foreclosure of this Mortgage, by conveyance in lieu of foreclosure or otherwise, and such provisions shall remain in full force and effect as long as the possibility exists that Indemnitees may suffer or incur any such liabilities, losses, damages or expenses.

SECTION 3.

3.01 EVENT OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Mortgage: (i) should Mortgagor fail to pay the Secured Indebtedness or any part thereof, when and as the same shall become due and payable; (ii) should any warranty or representation of Mortgagor herein contained, or contained in any instrument, transfer, certificate, statement, conveyance, assignment or loan agreement given with respect to the Secured Indebtedness, prove untrue or misleading in any material aspect; (iii) should the Premises be subject to actual or threatened waste, or any part thereof be removed, demolished or materially altered so that the value of the Premises be diminished; (iv) should any federal tax lien or claim of lien for labor or material be filed of record against Mortgagor or the Premises and not be removed by payment or bond within thirty (30) days from date of recording; (v) should any claim of priority to this Mortgage by title, lien or otherwise be asserted in any legal or equitable proceeding which is not fully covered by applicable title insurance; (vi) should Mortgagor or any guarantor of the Secured Indebtedness make any assignment for the benefit of creditors, or should a receiver, liquidator or trustee of Mortgagor or any guarantor of the Secured Indebtedness or of any of Mortgagor's or any guarantor's of the Secured Indebtedness property be appointed, or should any petition for the bankruptcy, reorganization or arrangement of Mortgagor or any guarantor of the Secured Indebtedness pursuant to the Federal Bankruptcy Act or any similar statute, be filed, or should Mortgagor or any guarantor of the Secured Indebtedness be adjudicated a bankrupt or insolvent, or should Mortgagor or any guarantor of the Secured Indebtedness in any proceeding admit his insolvency or inability to pay his debts as they fall due or should Mortgagor, if a corporation, be liquidated or dissolved; (vii) should Mortgagor fail to keep, observe, perform, carry out and execute in every particular the covenants, agreement, obligations and conditions set out in this Mortgage, or in the Note or in any instrument given with respect to the Secured Indebtedness; (viii) should Mortgagor transfer, convey, encumber, mortgage, grant a security interest in or otherwise convey any interest in the Premises whatsoever without the prior written consent of Mortgagee excluding the creation of a purchase money security interest for household appliances, a transfer by devise, descent or by operation of law upon the death of a joint tenant or the grant of any leasehold interest of three (3) years or less not containing an option to purchase; (ix) should an event of default or an event that but for the passage of time or giving of notice would constitute an event of default occur under the terms of any mortgage or any note secured by said mortgage or any other document or security instrument given in connection therewith given from Mortgagor to Mortgagee; (x) should an event of default or an event that but for the passage of time or giving of notice would constitute an event of default occur under the terms of any other mortgage encumbering all or any portion of the Premises; or (xi) should Mortgagor hereafter attempt to limit the maximum principal amount which may be secured by this Mortgage. Notwithstanding anything herein to the contrary, Mortgagor shall be entitled to written notice and 30 days to cure any non-monetary defaults under Section (vii) of this paragraph.

3.02 REMEDIES. If an Event of Default occurs and remains uncured, then in either or any such event, the aggregate sum or sums secured hereby then remaining unpaid, with interest accrued at that time, and all moneys secured hereby, shall become due and payable forthwith, or thereafter, at the option of Mortgagee, or its assigns, as fully and completely as if all of the said sums of money were originally stipulated to be paid on such date, anything in the Note or any instrument or instruments or in this Mortgage to the contrary notwithstanding; and thereupon, or thereafter, at the option of Mortgagee, or its assigns, without notice or demand, suit at law or in equity may be prosecuted as if all moneys secured hereby had matured prior to its institution. The Mortgagee, or its assigns, may do either or both of the following as to the amount so declared due and payable: (i) bring an action to enforce payment of the amount so declared due and payable, with or without bringing an action to foreclose this Mortgage; and/or (ii) foreclose this Mortgage as to the amount so declared due and payable, and the Premises, or any part or parts thereof, in one or more sales as determined by Mortgagee, shall be sold to satisfy and pay the same with costs, expenses and allowances. In

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addition, Mortgagee shall also be entitled to take such action and avail itself of such remedies as may be available under the Uniform Commercial Code in effect in the State of Florida.

3.03 RECEIVER. In the event a suit shall be instituted to foreclose this Mortgage, Mortgagee, its successors or assigns, shall be entitled to apply at any time pending such foreclosure suit to the court having jurisdiction thereof for the appointment of a receiver for all and singular the Premises and of all the rents, income, profits, issues and revenues thereof, from whatsoever source derived, with the usual powers and duties of receivers in like cases and such appointment shall be made by such court as a matter of strict right to Mortgagee, its successors or assigns, without reference to the adequacy or inadequacy of the value of the property hereby mortgaged or to the solvency or insolvency of the Mortgagor, Mortgagor's legal representatives, successors or assigns, and that such rents, profits, incomes, issues, and revenues shall be applied by such receiver to the payment of the Secured Indebtedness, costs, and charges, according to the order of said court. The Mortgagor hereby specifically waives the right to object to the appointment of a receiver as described herein and hereby expressly consents that such appointment shall be made as an admitted equity and is Mortgagee's absolute right, and that the appointment may be done without notice to the Mortgagor. Mortgagor further consents to the appointment of Mortgagee or any officer or employee of Mortgagee as receiver.

SECTION 4.

4.01 PRIOR LIENS, LEASEHOLD, OR CONDOMINIUM. If this is a junior Mortgage, or if this is a mortgage on a leasehold estate, Mortgagor shall pay all installments of principal and interest and perform each and every covenant and obligation of the prior mortgage or the lease. Failure of Mortgagor to do so shall constitute a default hereunder. Upon failure of Mortgagor to do so, Mortgagee may (but shall not be required to) make such payments or perform such covenants or obligations and the cost of same, together with interest at the maximum rate allowed by law, shall be payable by Mortgagor upon demand by Mortgagee and shall be secured by the lien of this Mortgage. If this is a junior Mortgage and Mortgagor increases the amount due on any prior mortgage without Mortgagee's prior written consent, Mortgagee may, at its option, immediately or thereafter declare this Mortgage and the indebtedness secured hereby due and payable forthwith and thereupon may, at its option, proceed to foreclose this Mortgage. If this is a Mortgage on a condominium or a planned unit development, Mortgagor shall perform all of Mortgagor's obligations under the declaration or covenants creating or governing the condominium or planned unit development, and constituent documents. If a condominium or planned unit development rider is executed by Mortgagor and recorded together with this Mortgage, the covenants and agreements of such rider shall be incorporated into and shall amend and supplement the covenants and agreements of this Mortgage as if the rider were a part hereof.

4.02 NOTICES. Any notice, election, or other communication required or permitted hereunder shall be in writing and shall be either: (i) delivered in person; (ii) sent by overnight courier service; or (iii) sent by certified or registered United States mail, return receipt requested, to the addresses for Mortgagor and Mortgagee set forth on the first page of this Mortgage. Any notice, election, or other communication delivered or mailed as aforesaid shall, if delivered in person, be effective upon date of delivery, if couriered by overnight delivery service be effective on the date of delivery and if mailed, such notice shall be effective upon date of actual receipt. Any notice delivered to the address or addresses set forth above to the respective party shall be deemed delivered if delivery thereof is rejected or refused at the address provided. Each party hereto may change its address and addressee for notice, election, and other communication from time to time by notifying the other parties hereto of the new address and addressee in the manner provided for giving notice herein.

4.03 SUBROGATION. To the extent of the Secured Indebtedness, Mortgagee is hereby subrogated to the lien or liens and to the rights of the owners and holders thereof of each and every mortgage, lien or other encumbrance on the Premises which is paid or satisfied, in whole or in part, from the proceeds of the loan evidenced by the Secured Indebtedness or from the proceeds of any future or additional advances, and the liens of said mortgages or other encumbrances, shall be and the same and each of them hereby are preserved and shall pass to and be held by Mortgagee herein as security for the Secured Indebtedness, to the same extent that it would have been preserved and would have been passed to and been held by Mortgagee had it been duly and regularly assigned, transferred, set over and delivered unto Mortgagee by separate deed of assignment, notwithstanding the fact that the same may be satisfied and cancelled of record, it being the intention that the same will be satisfied and cancelled of record by the holders thereof at or about the time of the recording of this Mortgage.

4.04 GENERAL. The provisions hereof shall be binding upon and shall inure to the benefit of Mortgagor, the heirs, executors, administrators, legal representatives, successors and assigns (including without limitation subsequent owners of the Premises) and shall be binding upon and inure to the benefit of Mortgagee, its successors and assigns and any future holder of the Secured Indebtedness hereby secured, and any successors or assigns of any future holder of the Secured indebtedness. This Mortgage may not be changed, terminated or modified orally or in any other manner than by an instrument in writing signed by the party against whom enforcement is sought. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a pan of this Mortgage. In no event shall all charges in the nature of interest charged or taken on this Mortgage or in connection with the Secured Indebtedness exceed the maximum allowed by law and in the event such charges cause the interest to exceed said maximum allowed by law, such interest shall be recalculated, and such excess shall be credited to principal, it being the intent of the parties that under no circumstances shall the Mortgagor be required to pay any charges in the nature

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of interest in excess of the maximum rate allowable by law. In the case any one or more of the covenants, agreements, terms, or provisions contained in this Mortgage or in the Note shall be held or found invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, terms, or provisions contained herein and in the Note shall in no way be affected, prejudiced, or disturbed thereby. This Mortgage shall be governed and construed by the laws of the State of Florida. No act of Mortgagee shall be construed as an election to proceed under any one provision of the Mortgage or of the applicable statutes of the State of Florida to the exclusion of any other such provision, anything herein otherwise to the contrary notwithstanding. Time is of the essence of this Mortgage. No waiver of any covenant herein or in the obligations secured hereby shall at any time hereafter be held to be a waiver of any of the other terms hereof or of the Secured Indebtedness secured hereby, or future waiver of the same covenant. The use of any gender shall include all other genders. The singular shall include the plural. Mortgagor will execute and deliver promptly to Mortgagee on demand at any time or times hereafter, any and all further instruments reasonably acquired by Mortgagee to carry out the provisions of this Mortgage.

4.05 ENTIRE AGREEMENT, WAIVER OF JURY TRIAL. It is understood and agreed that:
ANY CONTEMPORANEOUS OR PRIOR REPRESENTATIONS, STATEMENTS, UNDERSTANDINGS AND AGREEMENTS, ORAL OR WRITTEN, BETWEEN MORTGAGOR AND MORTGAGEE ARE MERGED INTO THIS MORTGAGE, WHICH ALONE FULLY AND COMPLETELY EXPRESSES THEIR AGREEMENT, AND THAT THE SAME IS ENTERED INTO AFTER FULL INVESTIGATION, NEITHER PARTY RELYING ON ANY STATEMENT OR REPRESENTATION MADE BY THE OTHER WHICH IS NOT EMBODIED IN THIS MORTGAGE. MORTGAGEE AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANT COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY. THIS PARAGRAPH IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE MAKING THE LOAN TO MORTGAGOR.

IN WITNESS WHEREOF, the Mortgagor, in pursuance of due and legal action of its stockholders (or members, in case of a non-profit corporation) and Board of Directors has executed these presents by causing its name to be signed by its ------ President, and its corporate seal to be affixed hereto the day and year first above written.

                                                                        MORTGAGOR:
Signed sealed and delivered
in the presence of:                                                     CUCOS INC., a Louisiana corporation

  /s/  MARY ANN BROCKHAUS                                               By:  /s/  VINCENT J. LIUZZA, Jr.             (SEAL)
      Mary Ann Brockhaus                                                Vincent J. Liuzza, Jr.
[Type/Print Name of Witness]                                            Its President

  /s/  JULEE MELERINE
      Julee Melerine
[Type/Print Name of Witness]

STATE OF LOUISIANA
PARISH OF JEFFERSON

    The foregoing instrument was acknowledged before me this 20th day of April, 1994, by Vincent J. Liuzza, Jr., as President of CUCOS Inc., a Louisiana corporation, on behalf of the said corporation.

                                                                        /s/  CHRISTOPHER T. GRACE, JR.
                                                                        SIGNATURE OF NOTARY PUBLIC

                                                                        STATE OF LOUISIANA
                                                                        PRINT, TYPE OR STAMP COMMISSIONED
                                                                        NAME OF NOTARY PUBLIC:
                                                                        /s/  CHRISTOPHER T. GRACE, JR.

                                                                        Personally Known [X] OR
                                                                        Produced Identification [  ]
                                                                        Type of Identification Produced:

                                  EXHIBIT "A"

                         Permitted Exceptions to Title

1. Real Estate Taxes for the year 1994 and subsequent years, which are not yet due and payable.

2. Subject to Grant of Easement recorded in O.R. Book 1865, at Page 819, of the Public Records of Escambia County, Florida.

    Mortgagee hereby permits Mortgagor to place liens upon the Premises, subordinate to the lien of this mortgage, so long as the indebtedness secured by said subordinate liens does not exceed $150,000.00.

                                        7